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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 25, 2019

Summit Materials, Inc.

Summit Materials, LLC

(Exact name of registrant as specified in its charter)

Delaware	001-36873	47-1984212
Delaware	333-187556	26-4138486
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1550 Wynkoop Street, 3rd Floor

Denver, Colorado 80202

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 893-0012

Not Applicable

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company                                              ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01.                                  Entry into a Material Definitive Agreement.

Incremental Amendment No. 4 to Amended and Restated Credit Agreement

On February 25, 2019, Summit Materials, LLC (“Summit LLC”), an indirect subsidiary of Summit Materials, Inc., and the guarantors party thereto entered into Incremental Amendment No. 4 (“Amendment No. 4”) to the Amended and Restated Credit Agreement, dated as of July 17, 2015 (together with Amendment No. 1, dated as of January 19, 2017, Amendment No. 2, dated as of November 21, 2017 and Amendment No. 3, dated as of May 22, 2018, the “Credit Agreement”), governing Summit LLC’s senior secured credit facilities, among Summit LLC, as borrower, the guarantors party thereto, the several banks and other financial institutions or entities party thereto, Bank of America, N.A., as administrative agent, collateral agent, L/C issuer and swing line lender and the other parties thereto.

Amendment No. 4 amended the Credit Agreement to, among other things, in respect of the revolving credit facility thereunder (the “Revolving Credit Facility”), (a) increase the total aggregate commitments under the Revolving Credit Facility from $235.0 million to $345.0 million, (b) reduce the applicable margin on base rate borrowings from (i) 2.25% to 2.00% when the Consolidated First Lien Net Leverage Ratio (as defined in the Credit Agreement, the “First Lien Leverage Ratio”) is greater than 2.25:1.00 and (ii) 2.00% to 1.75% when the First Lien Leverage Ratio is less than or equal to 2.25:1.00, (c) reduce the applicable margin on LIBOR borrowings from (i) 3.25% to 3.00% when the First Lien Leverage Ratio is greater than 2.25:1.00 and (ii) 3.00% to 2.75% when the First Lien Leverage Ratio is less than or equal to 2.25:1.00 and (d) extend the maturity date of the Revolving Credit Facility to five years from the effective date of Amendment No. 4, provided that if more than $100.0 million in aggregate principal amount of Summit LLC’s senior unsecured notes due 2023 are outstanding as of April 16, 2023, then the maturity date will be April 16, 2023.  All other material terms and provisions of the Revolving Credit Facility remain substantially the same as the terms and provisions in place immediately prior to the effectiveness of Amendment No. 4.

The foregoing description of Amendment No. 4 does not purport to be complete and is qualified in its entirety by reference to the full text of Amendment No. 4 which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.                                  Financial Statements and Exhibits.

(d) Exhibits.

10.1

Incremental Amendment No. 4, dated as of February 25, 2019, to the Amended and Restated Credit Agreement, dated as of July 17, 2015 (as amended by Amendment No. 1, dated as of January 19, 2017, Amendment No. 2, dated as of November 21, 2017 and Amendment No. 3, dated as of May 22, 2018), among Summit Materials, LLC, as the borrower, the guarantors party thereto, the several banks and other financial institutions or entities from time to time party thereto, Bank of America, N.A., as administrative agent, collateral agent, L/C issuer and swing line lender and the other parties thereto.

***        Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the U.S. Securities and Exchange Commission upon request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUMMIT MATERIALS, INC.
SUMMIT MATERIALS, LLC
Date: February 25, 2019

	By:	/s/ Anne Lee Benedict
	Name:	Anne Lee Benedict
	Title:	Chief Legal Officer

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